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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion of our audit report, which is dated September 25, 1998, on the balance sheet of Express Stop, Inc. as of December 31, 1997 and the statements of income, retained earnings, and cash flows for the year then ended, in the 5th amendment to the Form S-1 Registration Statement of The Pantry, Inc., to be filed on or about June 3, 1999, and to a reference in the amended Registration Statement to our firm as experts in accounting and auditing.

/s/ Griffin, Maxwell & Frazelle, P.A.

June 4, 1999